Exhibit 99.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 27th day of January 2004 (the “Effective Date”) by and between GREAT MILLS, L.L.C., a Delaware limited liability company (“Seller”), and COPT ACQUISITIONS, INC., a Delaware corporation (“Buyer”).

RECITALS:

A.            Seller is the owner of all of the Interests (hereinafter defined in Section 1) in the Companies (hereinafter defined in Section 1).

B.            Buyer wishes to purchase and Seller desires to sell the Interests (hereinafter defined in Section 1 hereof) pursuant to the terms stated herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by all the parties, it is agreed as follows:

SECTION 1.         Definitions.

For purposes of this Agreement, the following capitalized terms used herein shall have the meanings set forth below:

Companies.  “Companies” means, collectively, all of the Delaware Companies and the Maryland Companies.

Delaware Companies.  “Delaware Companies” means all of the limited liability companies organized under the laws of the State of Delaware described on Schedule 1 attached hereto and made a part hereof.

Escrow Agent.  “Escrow Agent” means Anchor Title Company.

Excluded Property.  “Excluded Property” shall have the meaning set forth in Section 3(b) hereof.

Exploration Indebtedness.  “Exploration Indebtedness” shall mean that certain Supplement to and Amendment and Restatement of Promissory Note dated June 26, 1997 by

Exploration Partners in favor of Riggs Bank N.A. in the original principal amount of $5,900,000.00 and all documents securing such note.

Exploration III Indebtedness.  “Exploration III Indebtedness” shall mean that certain Promissory Note dated July 31, 1997 by Third Exploration, L.L.C. in favor of Column Financial, Inc. in the original principal amount of $3,250,000.00 and all documents securing such note.

Initially Excluded Property.  “Initially Excluded Property” shall mean the real property, improvements and personal property (if any) described on Schedule 2 attached hereto and made a part hereof.

Improvements.  “Improvements” means all buildings, landscaping, surface parking areas and other improvements to or situated on the Real Property (not including the Personal Property), and all right, title and interest appurtenant to the Improvements, including, without limitation (a) any easement, right-of-way, license, interest, right and appurtenance of any kind relating to the Improvements, (b) any award from and after the Closing Date relating to any damage or any condemnation or other taking (whether permanent or temporary) of the Improvements or any rights related thereto, and (c) any insurance proceeds relating to any casualty loss due and owing to Seller as a result of damage or destruction of all or any portion of the Improvements to the extent not applied by Seller to restore the Improvements.

Indebtedness.  “Indebtedness” means, collectively, the Exploration Indebtedness, the Exploration III Indebtedness and the Red Cedar Indebtedness.

Interests.  “Interests” means the membership interests in the Delaware Companies described on Schedule 3 attached hereto and made a part hereof.

Judgment.  “Judgment” means any judgment, order, award, or decree of any court, governmental authority, regulatory body or arbitrator or any kind.

Judicial Action.  “Judicial Action” means any action, lawsuit, claim, proceeding, or investigation (or group of related actions, lawsuits, proceedings, or investigations).

Leases.   “Leases” means all leases of a portion of the Property, a Schedule of which Leases is attached hereto as Schedule 4.

Loan.  “Loan” means any loan to any of the Companies pursuant to which the Indebtedness was created or currently exists.

Maryland Companies.  “Maryland Companies” means the limited liability companies organized under the laws of the State of Maryland that are described on Schedule 1 attached hereto and made a part hereof.

Permits.  “Permits” mean any licenses, certificates of occupancy and permits and approvals issued by an governmental authority and relating to the Real Property, Improvements, Personal Property or Service Contracts.

Personal Property.  “Personal Property” means all right, title and interest of Seller in and to all equipment, furniture, furnishing, fixtures, and personalty, if any, located at the Real Property or the Improvements or affixed to any of the Real Property or the Improvements.

Property.  “Property” means the Real Property together with the Improvements, the Personal Property and all of the following: (a) all of the Companies’ right, title and interest as lessor in and to the Leases and, subject to the terms of the respective applicable Leases, the Tenant Deposits; (b) all of the Companies’ right, title and interest in the Service Contracts that will remain in existence after Closing (as hereinafter defined); (c) all of the Companies’ right, title and interest in, to and under the Permits; (d) all of the Companies’ right, title and interest, if any, to the extent assignable or transferable, in and to the names “Wildewood Technology Park,” “Exploration Park,” “Expedition Park,” “Wildewood Technology & Professional Park,” “Exploration Office Park,” and “Expedition Office Park” and all names, trade names or logos associated or used in connection with the Property and all trademarks and all local and toll-free telephone numbers and listings used by the Companies exclusively in the operation and identification of the Improvements; and (d) all of the Companies’ right, title and interest, if any, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by the Companies and used exclusively in connection with the ownership, use or operation of the Real Property or Improvements.

Real Property.  “Real Property” means those certain parcels of real property more particularly described on Schedule 5 attached hereto and incorporated herein by this reference.

Red Cedar Indebtedness.  “Red Cedar Indebtedness” shall mean that certain Promissory Note dated October 3, 1997 by Red Cedar, L.L.C. in favor of Column Financial, Inc. in the original principal amount of $4,400,000.00 and all documents securing such note.

Seller’s Knowledge.  “Seller’s Knowledge” means the actual present knowledge, without independent inquiry or investigation (except for a verbal inquiry made of the property manager responsible for the management of the Real Property), of Edward M. Cherry.

Service Contracts.  “Service Contracts” shall mean the following contract rights related to the Real Property, Improvements or Personal Property, to the extent assignable:  maintenance, contracts for construction which is not completed, commission, and supply or service contracts.

Tenant Deposits.  “Tenant Deposits” means all security deposits, paid or deposited by the Tenants to the Companies, as landlord, or any other person on the Companies’ behalf pursuant to the Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued on account of the respective Tenants).

Tenants.  “Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Leases, including any subtenants, licenses, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.

Title Company.  “Title Company” means Escrow Agent.

SECTION 2.         Purchase Price and Terms of Payment.

The purchase price (“Purchase Price”) for the Interests is SIXTY FIVE MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($65,150,000.00); provided, however, under certain circumstances, as set forth in Section 3(b) hereof, the Purchase Price is subject to be increased based upon the cost to defease all or a part of the Indebtedness.  The Purchase Price shall be paid by Buyer as follows:

A.            Within three (3) business days after the Effective Date, Buyer shall deposit the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) with the Escrow Agent and the Escrow Agent shall deposit the Earnest Money (hereinafter defined) in an interest bearing account.  Buyer shall be entitled to all interest accumulating on the Earnest Money, unless Seller is entitled to retain the Earnest Money as liquidated damages pursuant to the terms of Section 14 below.  The initial $500,000 deposit together with interest on all such amounts shall hereinafter collectively be called the “Earnest Money.”  Buyer’s taxpayer identification number is 23-2946433.

B.            Upon Closing and subject to the provisions of Section 3(b) hereof, the Indebtedness shall not be discharged or released (whether by pay off or defeasance, as applicable), but shall remain outstanding after Closing and the Buyer shall assume such Indebtedness.  The Indebtedness, and all documents executed in connection therewith, is listed on Schedule 6 attached hereto and made a part hereof (hereinafter, the “Loan Documents”).

C.            Upon Closing, the Earnest Money shall be applied against the Purchase Price, and the balance of the Purchase Price (subject to the adjustments set forth in paragraph D below) shall be paid to Seller by wire transfer of immediately available funds pursuant to written instructions from Seller.  If this Agreement is terminated pursuant the provisions hereof and Buyer is not in default under this Agreement, then Buyer shall be entitled to a return of the Earnest Money.

D.            The amount of cash payable at Closing shall be equal to the amount of the Purchase Price less the amount of Indebtedness (principal and interest) actually assumed by Buyer at Closing (and not defeased) and for which the Companies are released from liability. Seller acknowledges and agrees that: (a) the Exploration Indebtedness will have an outstanding principal balance of approximately $3,444,276.00 as of December 31, 2003, a fixed interest rate of 8.6251% and a maturity date of June 26, 2009; (b) the Exploration III Indebtedness will have an outstanding principal balance of approximately $3,057,761.00 as of December 31, 2003, a fixed interest rate of 8.75% and a maturity date of August 1, 2007; and (c) the Red Cedar Indebtedness will have an outstanding principal balance of approximately $4,104,082.00 as of December 31,2003, a fixed interest rate of 7.7% and a maturity date of November 1, 2007.

E.             Notwithstanding any contrary provision contained herein, the Purchase Price shall also be increased at Closing by an amount equal to the total amount of all escrow amounts held by the holder or holders of all Loans assumed by Buyer at Closing, including, without limitation, escrows for taxes, insurance, leasing upfit costs and leasing commissions.

SECTION 3.         Conveyance of Membership Interests; Indebtedness.

(a)           Subject to the terms and conditions of this Agreement and for the consideration set forth herein, Seller agrees to convey, transfer, assign, sell and deliver to Buyer at Closing an Assignment of the Interests for each of the Delaware Companies, such Assignment to be in substantially the form attached hereto as Exhibit A.  Upon the Closing and except as expressly provided for herein, Seller shall be released and discharged by Buyer from any and all liability or responsibility for the obligations and liabilities of the Companies arising or accruing after the date hereof and Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost and expense incurred by Seller in connection with any obligation or liability of the Companies accruing or arising after the Closing, which indemnity shall survive Closing.

(b)          During the period (the “Approval Period”) before the Closing Date (i.e. the date 30 days after the expiration of the Due Diligence Period), Seller and Buyer agree to use commercially reasonable good faith efforts to obtain any and all approvals and/or consents (collectively, the “Approvals”) that are necessary or required from the holders of the Indebtedness for the sale of the Interests such that (i) the Indebtedness can remain outstanding after Closing without a default and without the payment of any fee or premium other than any transfer fee set forth in any of the Loan Documents and (ii) all Members of all of the Companies, Seller and any other affiliate of Seller shall be released and discharged from any liability under or pursuant to the Loan Documents following Closing. The parties agree to cooperate with the other in connection with obtaining the Approvals and Buyer agrees to provide all information reasonably requested by any such holder or holders and to execute any and all assumption agreements or other documents, certificates and/or instruments that are reasonably required by such holder or holders in connection with the Approvals.

(c)           If the holder or holders of the Indebtedness provide the Approvals during the Approval Period, then Buyer shall assume all such approved Indebtedness at Closing, subject to Buyer’s approval of the Assumption Documents as set forth in Section 5(b) herein.

(d)          If the holder or holders of the Indebtedness have not provided the Approvals during the Approval Period, but have not refused to provide the Approval during such Approval Period, then (x) the Closing Date shall be extended for up sixty (60) days (the “Additional Approval Period”) to allow Seller and Buyer to continue to use commercially reasonable efforts to obtain the Approvals for those Loans for which Approvals have not been provided and (y) Buyer shall have the option to proceed to Closing on the Interests in the Delaware Companies which own Property (or own the Maryland Companies which own Property) which are not encumbered by Indebtedness and on the Interests in the Companies which own Property (or own the Maryland Companies which own Property) for which Approvals were obtained (or for which defeasance of the Indebtedness has been arranged in accordance with subparagraphs e and f below) and in such event the Purchase Price shall be adjusted by the amount set forth in Schedule 15 for each such Property not being acquired by Seller, the cash payable by Buyer shall not be decreased by the amount of any Indebtedness not assumed by Buyer at any such Closing and the Earnest Money shall not be applied to the Purchase Price if this Agreement remains in effect after such Closing.  For those Interests that the Closing is extended under clause (x) of the immediately preceding sentence, this Agreement shall remain in full force and effect after such Closing and the parties shall continue to use commercially reasonable efforts during the Additional Approval Period to obtain the Approvals that were not previously obtained and the Earnest Money shall remain on deposit with the Escrow Agent.  The intent of this Subsection (d) is that the Buyer, on the initially scheduled Closing Date, shall have the right to close on all Interests in Companies that own Property (or own the Maryland Companies which own Property) not subject to Indebtedness or subject to Indebtedness for which Approvals have been obtained or for which defeasance has been arranged and after any such Closing (or if there is no such Closing) this Agreement shall remain in full force and effect with respect to the Interests not acquired by Buyer.  If during the Additional Approval Period, all or any of the Approvals are obtained, then the Closing on any Interests in Companies owning Property (or own the Maryland Companies which own Property) for which such Approvals were obtained shall be the date ten (10) days after the date on which each such final Approval is obtained.  The Additional Approval Period shall in no event extend beyond the date that all the holders of the Indebtedness have elected to refuse to provide the Approvals.

(e)           If the holder or holders of the Indebtedness refuse to provide an Approval (whether during the Additional Approval Period or prior thereto) or if by the end of the Additional Approval Period, any or all of the holders of the Indebtedness have not provided the Approvals, then Buyer shall have the obligation (subject to the other terms and provisions of this Agreement) to proceed to Closing but shall have the right, in its sole discretion, to either (i) purchase all of the Interests, including the Property that is encumbered by the Indebtedness, in which event the Purchase Price shall be increased by an amount equal to Seller’s cost (in excess of the actual principal and interest owing, and including reasonable attorneys’ fees) to pre-pay or defease, as applicable, the Indebtedness for which the Approvals were not obtained or (ii) exclude from this transaction the Property which is encumbered by Indebtedness for which the Approvals were not obtained (the “Excluded Property”), in which event the Purchase Price shall be reduced by the amount set forth on Schedule 15 attached hereto and made a part hereof for each such property which is an Excluded Property and the amount of cash payable by Buyer shall not be decreased by the amount of any Indebtedness not assumed by Buyer at any such Closing.  If there is any Excluded Property, then Buyer agrees that Seller shall have the right to either exclude the Interests from this transaction that relate solely to the Excluded Property or convey, prior to Closing, from the applicable Company the Excluded Property.  Notwithstanding the foregoing, if all of the Approvals are not obtained and Buyer elects to proceed to Closing with the Excluded Property excluded from the transactions contemplated hereby, then Seller (at its sole cost and expense) shall have the right, but not the obligation, to cause the Indebtedness for which the Approvals were not obtained to be defeased or pre-paid, as applicable, in which event Buyer shall be obligated (subject to the other terms and provisions of this Agreement) to proceed to Closing, the Excluded Property shall not be excluded from the transactions contemplated hereby and the Purchase Price shall remain as set forth in Section 2 hereof (but the amount of cash payable shall be subject to adjustment as set forth in Section 2 hereof based upon the actual amount of the principal and interest of the Indebtedness actually assumed by Buyer at Closing) without adjustment for any Property which is an Excluded Property pursuant to Schedule 15 and Seller, at its expense, shall cause all such Indebtedness for which the Approvals were not obtained to be pre-paid or defeased prior to Closing and Seller may extend the Closing Date for up to ninety (90) days to accomplish such prepayment or defeasance.

(f)            The parties shall have no claim or cause of action against the other, and neither party shall have any liability as a result of the inability to obtain the Approvals.  Seller makes no representation or warranty regarding the likelihood or certainty of obtaining the Approvals.

SECTION 4.         Title Review and Due Diligence.

(a)           Within five (5) days of the Effective Date, Seller shall deliver to Buyer a copy of all existing surveys of the Real Property and Improvements, a copy of Seller’s title policies (if any) relating to the Real Property and shall either make available (at the property manager’s office for the Property) or deliver to Buyer all of the documentation set forth on Schedule 7.  As of the Effective Date, Buyer has received all of the information listed on the Addendum to Schedule 7.  Buyer shall obtain a current commitment for title insurance (the “Commitment”), issued by Title Company.  Buyer shall also obtain, at its sole cost and expense, a new survey of the Real Property, or at Buyer’s election, Buyer may obtain a recertification of the surveys delivered to Buyer by Seller (in either case, the “Survey”).  On or prior to the end of the Due Diligence Period (hereinafter defined), Buyer shall have the right to notify Seller, in writing, of such objections as Buyer may have to title to the Real Property and/or to the Survey (and all such title exceptions and objections that are not so enumerated as unacceptable to Buyer shall be deemed to be acceptable, shall become Permitted Exceptions, as defined herein, for all purposes of this Agreement).  In the event Buyer notifies Seller of objections to title or to matters shown on a survey prior to the expiration of the Due Diligence Period (the “Notice of Title Objections”), Seller will have the right, but not the obligation (other than with respect to Monetary Liens as defined herein), to cure such objections.  After receipt of Buyer’s Notice of Title Objections, Seller will have the right, but not the obligation (unless otherwise expressly set forth below in this subsection), until on or before ten (10) calendar days after the date on which Buyer delivered its Notice of Title Objections, within which to cure any such objections.  If Seller cures such objections within the foregoing 10-day period, or, if such objections are such that they cannot be cured within ten (10) calendar days, and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days unless agreed to by Buyer), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly.  During the foregoing 10-day period, Seller may notify Buyer in writing as to whether Seller elects to attempt to cure such objections (“Seller’s Cure Notice”) and Seller’s failure to provide any such notice shall be deemed to be Seller’s election not to cure any such objections.  If Seller is unable to or elects not to cure such objections during the foregoing 10-day period (whether in Seller’s Cure Notice or as a result of Seller failing to provide notice of its election), Buyer will have the following options: (i) to waive the unsatisfied title objections, proceed to Closing, accept a conveyance of the Interests, subject to the title objections (other than a Monetary Lien) without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement will terminate and the Earnest Money will be returned to Buyer, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder except with regard to any breach or default existing as of that date or to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Seller notifies Buyer that Seller does not intend to attempt to cure any Objection (whether by lapse of time or by specific notice), Buyer will, within seven (7) business days after the date of such notice or the lapse of such seven (7) business day period, notify Seller in writing whether Buyer elects to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii) and a failure of Buyer to make such election within the seven (7) business day period shall be deemed to be Buyer’s election to accept the conveyance under clause (i) above.  As used herein, a “Monetary Lien” is a lien, claim or encumbrance which evidences or secures a fixed monetary amount other than ad valorem real property taxes but shall in no event include the liens evidencing or securing the Indebtedness.  Seller must satisfy in full all Monetary Liens affecting the Property and arising from Seller’s voluntary acts or omissions (e.g., a judgment resulting from a lawsuit is not a Monetary Lien), at Seller’s sole cost and expense, at or prior to the Closing failing which Buyer may at its option elect to satisfy any such Monetary Lien arising from Seller’s voluntary acts or omissions to act and reduce the Purchase Price in accordance with the amount of money expended in addition to and not in limitation of the exercise by Buyer of any other right or remedy provided hereunder.  In the event that any title exceptions or survey matters arise after the Due Diligence Period that are unacceptable to Buyer (subject to the provisions of this Section 4), Buyer may after the discovery thereof notify Seller, in which event Seller shall within five (5) days after Buyer’s notice deliver written notice to Buyer of whether it will attempt to cure such objection, and in the event Seller elects not to cure such objection (or fails to respond within such five (5) day period which shall be treated as an election not to cure such objection), then upon such election not to cure, or in the event that Seller elects to cure same and fails to so cure it prior to Closing, then Buyer may elect any of the options set forth in subclauses (i) and (ii) above.  In all events and notwithstanding any contrary provision herein, if the Approvals are obtained, the liens and security interests securing the Indebtedness that will not be pre-paid or released shall be permitted title encumbrances and Seller shall only be obligated to cause the liens and security interests securing Indebtedness for which Approvals were not obtained to be discharged and released.  Any easements, covenants, restrictions, exceptions of record (other than Monetary Liens) that are shown on the Commitment to which Buyer has not objected as set forth above, together with (a) all laws, ordinances, statutes, orders, requirements and regulations to which the Real Property is subject, and (b) all terms, conditions and provisions of all written leases of space for all or any portion of the Real Property shown on Schedule 4 or entered into after the Effective Date in accordance with this Agreement, and (c) any exception from an updated survey, are hereinafter collectively referred to as “Permitted Exceptions.”

SECTION 5.         Inspection and Cooperation.

(a)           Subject to the terms of the Leases and upon reasonable advance notice to Seller, Buyer and its invitees and agents may during the period beginning on the Effective Date and continuing until 5:00 P.M. (Eastern Standard Time) on February 6, 2004 (the “Due Diligence Period”) enter upon the Property to conduct all inspections and investigations of the condition and all other aspects of the Property which it may deem necessary or desirable in its sole discretion, including, but not limited to, surveys, tests, studies, inquiries, investigation and reviews relating to the Property.

NOTWITHSTANDING ANY CONTRARY PROVISIONS IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS AND/OR REPORTS DELIVERED BY SELLER OR MADE AVAILABLE TO BUYER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER OR SELLER’S CURRENT PROPERTY

MANAGER.  SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE MATERIALS AND/OR REPORTS DELIVERED OR MADE AVAILABLE TO BUYER, INCLUDING ANY OF THE MATERIALS AND/OR REPORTS DESCRIBED ON SCHEDULE 7 ATTACHED HERETO.

Buyer shall not be permitted to review files related to the Seller’s acquisition of the Property, including internal correspondence, valuation projections and information regarding Seller’s ownership structure.  Notwithstanding the foregoing, Buyer may not perform any tests of the Property (including soil borings) of an intrusive or disruptive nature, without the prior written consent of Seller, which consent Seller shall be entitled to withhold in its reasonable discretion.  If Seller fails to respond, within three (3) business days of receipt of a written request from Buyer to perform a test of the Property, then such failure shall be deemed an election by Seller to permit such testing.  Seller or any representative of Seller may be present during any and all inspections or examinations of the Property.  Seller hereby authorizes Buyer, its agents or invitees to conduct a Phase I Environmental Assessment of the Real Property.

(b)           Any tests conducted in connection with such inspections shall be made only if permitted by the Leases and shall be conducted so as not to damage the Property and/or interfere with the use of the Property by Seller and/or the Tenants.  Buyer agrees to repair or restore promptly any damage to the Property caused by Buyer, its agents, contractors and invitees.  All such entries onto the Property shall be at the risk of Buyer, and Seller shall have no liability for any injuries sustained by Buyer or any of Buyer’s agents, contractors or invitees.  Buyer agrees to indemnify and hold Seller harmless from and against any and all loss, claim, action, demand or liability which may arise against Seller or the Property by virtue of any inspections, tests or studies of the Property, which such indemnity shall survive Closing or termination of this Agreement.  Upon completion of Buyer’s investigations and tests, Buyer shall restore the Property to substantially the same condition as it existed before Buyer’s entry upon the Property.  Seller agrees to cooperate with Buyer in providing any notices to the tenants under the Leases that are required for such entry and inspection under such Leases, and in arranging for any such entry and inspections by Buyer and its agents pursuant to Seller’s entry and inspection rights under the Leases.

(c)           Buyer shall have until the expiration of the Due Diligence Period to complete its review of the above information.  Should Buyer in its sole and absolute discretion find exception to any of the foregoing materials or for any other reason, or for no reason, Buyer shall have the right to terminate this Agreement by written notice to the Seller (“Buyer’s Termination Notice”) prior to the expiration of the Due Diligence Period. Upon receipt of Buyer’s Termination Notice, Escrow Agent shall immediately return the Earnest Money and all interest earned thereon to Buyer.  If Buyer does not deliver Buyer’s Termination Notice, the Earnest Money shall become non-refundable except as otherwise provided herein, this Agreement shall become firm, and the Buyer and Seller shall proceed to Closing in accordance with the terms of this Agreement.  Within five (5) business days following delivery of Buyer’s Termination Notice, Buyer shall deliver to Seller copies of all reports, studies and investigations undertaken by or on behalf of Buyer with respect to the Property, and neither party hereto shall have any liability to the other except for the obligations of Buyer and Seller that expressly survive termination of this

Agreement.  If this Agreement is not terminated during the Due Diligence Period, then notwithstanding any contrary provision set forth herein, the Earnest Money shall in no event be refundable to Buyer, absent a default hereunder by Seller or a failure of any of the conditions set forth in Section 11 hereof and a termination of this Agreement by Buyer, or except pursuant to any other termination right provided to Buyer pursuant to the terms hereof.  Seller shall terminate, effective as of Closing, at no charge to Buyer, all Service Contracts that are rejected pursuant to written notice delivered by Buyer to Seller no later than 5:00 P.M. on the last day of the Due Diligence Period; provided, however, that Seller shall in no event be obligated to terminate the Service Contracts with Otis Elevator Company identified as items 27 – 31 on Schedule 12.

(d)           Notwithstanding anything in this Agreement to the contrary, in addition to Buyer’s termination rights set forth in this Section 5(c), after receipt by Buyer of the initial drafts of the documents required by the lenders to reaffirm the obligations under the Loan Documents (the “Assumption Documents”), Buyer (with respect to each Loan) shall have until 5:00 P.M. (Eastern Standard Time) on the fourteenth (14th) calendar day following receipt of the Assumption Documents from each such holder to review the terms, conditions and provisions thereof (the “Assumption Document Review Period”).  If Buyer determines within the Assumption Document Review Period with respect to any such Loan that it is not satisfied with the terms, conditions and provisions of the Assumption Documents for such Loan, then Buyer shall have the right to terminate this Agreement as to the Interests of any Company encumbered by the Loan for which the Assumption Documents are not acceptable.  Such termination shall be made by Buyer delivering written notice to Seller within the Assumption Document Review Period applicable to such Loan, in which event, the Purchase Price shall be adjusted by the amount set forth on Schedule 15 attached hereto and made a part hereof but in no event shall the cash payable by Buyer at Closing be reduced by any Indebtedness not actually assumed by Buyer at Closing.  Notwithstanding the contrary provisions of this Section 5, (i) Buyer shall not be entitled to object to the terms and provisions of the Assumption Documents for a Loan provided that such Assumption Documents contain commercially reasonable provisions (such documents shall be deemed to be commercially unreasonable if the Assumption Documents include provisions that Buyer is not legally permitted to agree to pursuant to applicable laws or due to its status as a subsidiary of a publicly traded REIT, or contain terms and provisions which are not customary for real estate commercial loan assumption documents) and do not modify the underlying material terms and provisions of the Loan, such as interest rate, amortization, maturity and recourse liability and (ii) if during the Assumption Review Period applicable to any Loan, Buyer determines that it is not satisfied with the terms, conditions and provisions of the Assumption Documents applicable to a Loan (subject to the limitations in this Section 5 on Buyer’s right to object to the Assumption Documents), then Seller (at its expense) shall have the right, but not the obligation, to cause the Loan for which the Assumption Documents were not acceptable to Buyer to be defeased or pre-paid, as applicable, in which event Buyer shall be obligated (subject to the other terms and provisions of this Agreement) to proceed to Closing, such Property shall not be excluded from the transactions contemplated hereby and the Purchase Price shall remain as set forth in Section 2 hereof (but the amount of cash payable shall be subject to adjustment pursuant to Section 2 based upon the actual amount of the principal and interest of the Indebtedness actually assumed by Buyer at Closing) without adjustment pursuant to Schedule 15 and Seller shall cause each Loan for which the Approvals were not obtained to be pre-paid or defeased prior to Closing and Seller shall have the right to extend the Closing Date for any such Interests up to ninety (90) days to accomplish such prepayment or defeasance and the closing on the remaining Interests shall occur on the date otherwise provided for in this Agreement.

SECTION 6.         Closing.

The consummation of the transactions contemplated hereby shall be held at the offices of the Escrow Agent or by mail, or at such other place as the parties may mutually agree.  As used in this Agreement, “Closing” means the assignment of the Interests to the Buyer, the delivery of the other closing documents contemplated hereunder, and the delivery of the Purchase Price to Seller.  The Closing shall occur on a date mutually agreed upon by the parties, but in no event later than thirty (30) days after the expiration of the Due Diligence Period (the “Closing Date”); provided, however, and notwithstanding the foregoing, the Closing Date may be extended as set forth in Section 3(b) hereof, but shall in all events be on or before May 6, 2004 (the “Outside Closing Date”).  The date on which the Closing occurs is referred to herein as the “Closing Date”.  If the Closing has not occurred by the end of business on the Outside Closing Date, then either party not then in default may elect to terminate this Agreement and all of Buyer’s and Seller’s rights and obligations under this Agreement shall terminate and neither party shall have any liability hereunder, except for claims resulting out of a default hereunder or arising under Section 5(b), and the Earnest Money shall be paid to and become the property of the party entitled thereto in accordance with this Agreement.

SECTION 7.         Expenses of Closing.

Seller shall pay and be responsible for the following costs: (i) one-half of any transfer taxes due upon the sale of the Interests (although the parties anticipate that no such taxes will be due and payable); and (ii) one-half of any escrow fees.  Buyer shall pay and be responsible for the following costs: (i) one-half of any transfer taxes due upon the sale of the Interests; (ii) one-half of any escrow fees; (iii) any title examination fees or charges incurred by Buyer in connection with its due diligence, including, without limitation, any title updates, any premium for any title insurance purchased by Buyer, the costs of any survey of the Property; and (iv) all costs associated with Buyer’s financing (if any) obtained in connection with this transaction and all fees payable in connection with obtaining the Approvals.  Each party shall be responsible for its own attorney’s fees and costs, except as provided otherwise by this Agreement.

SECTION 8.         Closing Documents.

Seller shall execute and deliver the following documents at Closing:

A.            An Assignment of the Interests for each of the Delaware Companies, substantially in the form of Exhibit A attached hereto and made a part hereof (collectively, the “Assignment”);

B.            An affidavit affirming that no labor has been performed on the Real Property and Improvements within one hundred twenty (120) days prior to the Closing Date (or if work has been performed certifying as to payment in full and/or waiving lien rights as to the

Real Property and Improvements) and that there are no outstanding liens or rights to claim liens against the Real Property or Improvements;

C.            Executed closing statement itemizing the dollar amount of all financial matters relating to the Closing, including the adjustments and prorations provided herein;

D.            A FIRPTA affidavit;

E.             Letters to the Tenants signed by Seller informing them of the sale of the Interests to Buyer, in substantially the form attached hereto as Exhibit C;

F.             Certificate regarding Seller’s representations and warranties required by Section 16, duly executed and acknowledged by Seller substantially in the form attached hereto as Exhibit D;

G.            For the Companies, documents by which Seller (i) resigns as manager, if applicable, of the Companies, (ii) elects Buyer (or its designee) as the new manager thereof, and (iii) waives (to the extent necessary) any transfer conditions or restrictions of the Operating Agreements therefor;

H.            Certificate of Good Standing for Seller issued by the Delaware Secretary of State;

I.              Certificates of Good Standing for the Companies issued by the Delaware Secretary of State or by the Maryland Secretary of State, as applicable, and by the Maryland State Department of Assessments and Taxation and certificates of foreign qualification for the Delaware Companies issued by the Maryland State Department of Assessments and Taxation; and

J.             Such other documents as may be reasonably necessary or desirable in consummating the transactions contemplated by the Agreement, including evidence of Seller’s authority as is reasonably requested by Buyer or the Title Company and an affidavit/indemnity in the form in favor of the Title Company to obtain a “non-imputation endorsement” in Buyer’s final policy of title insurance, such affidavit/indemnity in the form attached hereto as Exhibit E;

K.            Such estoppel certificates as are required pursuant to Section 11(a);

L.             To the extent in the possession of Seller or its property manager or attorneys, originals of the Leases, together with the leasing and property files and records in connection with the ownership, operation, leasing and maintenance of the Property and the Service Contracts that are to be assumed; and

M.           Keys and access codes (as appropriate) for the Real Property

Buyer shall execute and/or deliver, as applicable, the following at Closing:

A.            The balance of the Purchase Price by wire transfer pursuant to written instructions from Seller, as adjusted pursuant to Section 2 and Section 9 of this Agreement;

B.            The Assignment evidencing Buyer’s assumption of the rights and obligations associated with the Interests from and after the Closing Date;

C.            Any and all documents, certificates and/or guaranties required by the holders of the Indebtedness and agreed to be provided by the Buyer;

D.            Executed closing statement, itemizing the dollar amount of all financial matters related to the Closing, including the adjustments and prorations provided for herein;

E.             Letters to the tenants signed by Seller informing them of the sale of the Interests to Buyer, in substantially the form attached hereto as Exhibit C;

F.             Certificate regarding Buyer’s representations and warranties required by Section 15, duly executed and acknowledged by Buyer substantially in the form attached hereto as Exhibit D; and

G.            Such other documents as may be reasonably necessary or desirable in consummating the transaction contemplated by the Agreement, including evidence of the authority of the person(s) executing the closing documents on behalf of Buyer.

SECTION 9.         Prorations and Allocations.

(a) Buyer shall be considered the owner of the Interests, and accordingly, owner of the Property as of 12:01 a.m. (local time at the Property) on the Closing Date for the purpose of the prorations, as if Buyer were vested with title to the Interests the entire Closing Date; provided, however, that if Seller does not receive the proceeds due under this Agreement by 4:00 p.m. (local time at the Property) on the day of Closing, then the prorations shall be recalculated as of 12:01 a.m. on the day following the Closing Date.  Seller agrees to submit to Buyer a draft of the closing statement showing the prorations not less than five (5) days prior to Closing and the parties shall thereafter use all reasonable efforts to finalize such prorations as soon as reasonably possible thereafter.  The prorations to be made at Closing shall be made on the basis of a written statement or statements and all reasonable supporting documentation, including, without limitation, invoices, delivered to Buyer by Seller.  The following items shall be allocated between Seller and Buyer and shall be prorated as of the Closing Date (the “Adjustment Date”) or adjusted as indicated hereinbelow:

(i)            Rents (whether designated as base rent or additional rent) payable in connection with the Real Property, including operating expenses collected from any tenants of the Improvements on or prior to the Adjustment Date, as well as any prepaid rents.  Unpaid and delinquent rent paid to Seller after the date of Closing shall (to the extent the Buyer is entitled thereto) be promptly delivered to Buyer for application in accordance herewith.  Unpaid and delinquent rent paid to or collected by Buyer after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity, and Buyer shall promptly deliver to Seller any such rent to which Seller is entitled hereunder, relating to the period prior to the Adjustment Date.  After Closing, Seller shall have the right to collect any unpaid and delinquent rent under any Lease relating to the period prior to the Adjustment Date, but shall not have the right to institute eviction proceedings or seek a termination of any Lease.  Buyer will make a good faith effort after Closing to collect all rents in the usual course of Buyer’s operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedure to collect delinquent rents.  If there are any rents or other charges under the Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), and such rents or charges are received after Closing, then such rents and charges, to the extent applicable to a period extending through the Closing, shall be prorated between Seller and Buyer as of the Adjustment Date, and Seller’s portion thereof shall be remitted promptly to Seller by Buyer.

(ii)           Real estate taxes applicable to the Real Property, payments in lieu of real estate taxes applicable to the Real Property, ad valorem and personal property taxes, and other state, county and municipal taxes, charges and assessments (special or otherwise) applicable to the Property, on the basis of the calendar or tax year for which the same are levied, imposed or assessed.  Any such adjustments made with respect to a tax year (or other tax period) for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed or the best available information with respect to the amount of taxes due for the current year.  No adjustment shall be made if the actual taxes and assessments for the current year (or shorter tax period) differ from the amount apportioned at Closing.

(iii)          Water, sewer, electric and other utility charges shall be prorated as of the Closing Date.  If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, obtain a reading of each such meter and a final bill as of the Closing Date.  If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted at the Closing Date on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued and, pending receipt of final bills therefor, reasonably estimated prorated amounts paid by Seller shall be held in escrow by the Title Company.  Seller shall receive, at closing, an amount equal to any utility security deposits posted by any of the Companies, unless such deposits were remitted upon final meter reading by the applicable utility companies.

(iv)          All other expenses relating to the operation of the Property (including any property owner’s association or similar fees), except that deposits held by utility companies and fees for governmental permits and licenses shall not be apportioned and Seller may obtain the return of fees from the parties holding the same.

(v)           The charges and deposits under any transferable and assumed Service Contracts or permitted renewals or replacements thereof shall be prorated and adjusted as of the Closing Date.

(vi)          Premiums on insurance policies will not be adjusted.  As of the Closing Date, Seller will cause the Companies to terminate their insurance coverage and receive, at Closing, an amount equal to any prepaid premiums, and Buyer will affect its own insurance coverage.

(b)             All Security Deposits (together with any accrued interest thereon as may be required by the Leases or by law provided that if such leases or applicable law do not specify an interest rate but interest is required to be paid on such amounts, then interest shall be paid assuming a rate of 1.5% per annum) held by Seller shall be paid or assigned to Buyer at Closing and if the Companies are holding any such security deposits, the Companies shall continue to hold such amounts after Closing and to the extent Seller has any security deposits held in the form of letters of credit, such letters of credit shall be assigned to Buyer as of the Closing Date, as evidenced by an amendment to the letter of credit executed by the issuing bank.

(c)           When any item of proration which has been adjusted on an estimated basis becomes capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report which adjusts the proration to exact amounts and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.  Notwithstanding anything contained herein to the contrary, six (6) months after the Closing Date, all adjustments and prorations shall become final and no further adjustments or prorations shall be done.

(d)           Seller shall reconcile and bill Tenants for all operating expenses, common area maintenance charges, taxes or insurance premiums for calendar year 2003 by April 30, 2004.  Seller shall provide copies of such reconciliation and billings to Buyer, but Buyer shall have no right to approve or disapprove any such reconciliation or billings. As of the Closing Date and to the extent not billed or reconciled by Seller prior to such date, Seller shall estimate the foregoing adjustment billings to Tenants for calendar year 2003, and to the extent Seller estimates that the Tenants shall be owed a credit of more than $25,000 in the aggregate, Seller shall credit Buyer the full amount of such estimated credit at Closing.  If Seller estimates that Tenants shall be owed a credit of less than $25,000 in the aggregate, the parties shall reconcile such charges in accordance with the provisions of subsection (c) above.

(e)           The provisions of this Section 9 shall survive Closing.

SECTION 10.       Covenants Pending Closing.

Following execution of this Agreement and at all times prior to the Closing:

A.            Operation of Real Property and Improvements.  Seller shall (i) carry on Seller’s operations at the Real Property and

Improvements and maintain the Real Property and Improvements substantially in the same manner as heretofore conducted and existing and in all events in the ordinary course of business, but shall not be obligated to make any capital improvements or repairs prior to Closing, except for those capital repairs (if any) necessary to prevent material damage to any Improvements (for example, if a tree falls on a building prior to Closing, Seller shall be obligated to make any capital repairs necessary to prevent further damage), and (ii) refrain from disposing of any Property, or entering into any leases or agreements or otherwise entering into any transaction inconsistent with the transactions contemplated by this Agreement.  From the Effective Date until this Agreement is terminated or until the Closing, Buyer shall have the right to review all new proposed leases with respect to any portion of the Property, all proposed amendments to existing leases, all proposed new service contracts and all proposed amendments to service contracts (collectively, “New Agreements”) and no New Agreements shall be executed by Seller without Buyer’s consent, which consent shall not be unreasonably withheld.  Buyer agrees to respond to Seller, in writing, within five (5) business days of receipt of a New Agreement for its review and a failure by Buyer to respond within such five (5) business day period shall constitute Buyer’s approval of such New Agreement.  Buyer shall also have the right to review all budgeted tenant improvement costs, construction management costs and architectural or engineering fees with respect to any New Agreements, and Seller shall not contract with third parties for the performance of such work without Buyer’s consent, which consent shall not be unreasonably withheld.  At Closing and so long as a Closing takes place, Buyer shall reimburse Seller for Seller’s costs incurred with respect to all such New Agreements (except those set forth on Schedule 8 attached hereto) to which Buyer has consented which are incurred by Seller prior to Closing, including, but not limited to, tenant improvement costs, legal costs and expenses, construction management costs, architectural or engineering fees and leasing commissions.

B.            Insurance.  Seller shall keep (or cause to be kept) the Real Property and Improvements insured against fire and other hazards, and shall maintain liability insurance with respect to the Real Property and Improvements, and all such policies shall be kept in full force and effect until the Closing Date.

C.            Initially Excluded Property. Buyer hereby acknowledges and agrees that the Property does not include the Initially Excluded Property.  Seller shall have the right to convey the Initially Excluded Property from the Companies prior to the Closing Date and Buyer agrees that the Initially Excluded Property shall be conveyed by the Companies prior to Closing.

D.            Notices.  To the extent received by Seller, from the Effective Date until the earlier of the termination of this Agreement or Closing, Seller shall promptly deliver to Buyer copies of written default notices, notices of lawsuits, bankruptcy filings relative to Tenants and notices of violations affecting the Property and any and all notices delivered or received from tenants in connection with the Leases.

E.             No New Title Conditions.  Between the Effective Date and the Closing Date, Seller shall not voluntarily create nor shall Seller allow the Companies to voluntarily create, any liens, easements or other conditions affecting any portion of the Property or the Interests without the prior written consent of Buyer, which shall not be unreasonably withheld.

F.             Maintenance of Loan.  Between the Effective Date and the Closing Date, Seller shall make or cause the Companies to make all payments of principal and interest required by the Loan Documents to be made prior to Closing and perform all of the obligations, terms and provisions thereof on the part of the Seller and/or the Companies to be performed.

E.             Market Property.  Between the Effective Date and the Closing Date, Seller shall not, nor shall Seller allow the Companies to, market the Property or the Interests for sale to any other party.

SECTION 11.       Conditions Precedent to Closing.

(a)           The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing Date (and with respect to items that require review by Buyer, sufficiently in advance of Closing to allow Buyer reasonable opportunity to review) of the following conditions precedent, any one or more of which conditions may, at the option of Buyer, be waived in writing by Buyer:

(i)            The Property shall be in substantially the same condition as it was in on the Effective Date, ordinary wear and tear excepted.

(ii)           The execution by Seller (and all other required parties) and delivery of all documents required under Section 8 hereof.

(iii)          Buyer shall have received estoppel certificates from Tenants leasing 85% or more of the square footage of the Improvements that is actually leased pursuant to the Leases and all tenants leasing more than 10,000 square feet, such estoppel certificates to be substantially in the form of Exhibit B attached hereto (unless the form or substance of an estoppel certificate is otherwise provided in the corresponding Lease and the applicable tenant requests that its form be utilized), or otherwise reasonably acceptable to Buyer and each of which estoppel certificates shall be from a tenant not in bankruptcy and shall contain a certification that to the knowledge of such tenant, that neither such tenant nor the landlord is in default under the Lease, and that no offsets against rent are claimed, and such estoppel certificate shall further confirm that the terms and provisions of the applicable Lease are as set forth in such Lease. Buyer shall also have received (x) an estoppel certificate from each property owner’s association of which any Property is subject, the form of which shall be reasonably satisfactory to Buyer and (y) an estoppel certificate from Seller (also in the form of Exhibit B attached hereto) for each lease for which Buyer did not receive an estoppel certificate from the tenant (the parties hereto agreeing that all statements in all estoppel certificates from Seller shall be made to Seller’s Knowledge).

(iv)          All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(v)           Seller and Buyer shall have obtained the Approvals (subject to the rights and elections of the parties pursuant to Section 3(b) and Section 5(d) hereof).

(b)           Unless due to a cause within Seller’s reasonable control, a failure of any of the conditions precedent set forth above shall not constitute a default hereunder by Seller but shall entitle Buyer to terminate this Agreement and receive a refund of the Earnest Money and upon any such termination, neither party hereto shall have any liability to the other except for provisions which expressly survive the termination of this Agreement.  Buyer agrees that a failure to obtain estoppels or a casualty or condemnation not resulting from the intentional or willful acts of Seller examples of events or acts not within Seller’s reasonable control.

SECTION 12.       Brokerage Commission.

The parties represent and warrant to each other that no other brokers are involved in this transaction, other than Cassidy & Pinkard.  Seller shall pay Cassidy & Pinkard a commission pursuant to the terms of a separate written agreement between the parties upon the Closing, but only if the Closing occurs.  Seller shall not be responsible for any commission payable to any broker other than Cassidy & Pinkard.  Buyer and Seller agree that in the event of a breach of the warranties, representations or covenants set forth in this Section, then the breaching or defaulting party shall indemnify and hold the other harmless with respect to any loss or claim, including all attorneys’ fees and costs of litigation through appellate proceedings.  This Section shall survive the Closing.

SECTION 13.       Establishment of Escrow.

A.            The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and instructions for Escrow Agent, which Escrow Agent shall acknowledge and agree to be bound by, as evidenced by its execution of this Agreement.  Seller and Buyer shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent which are consistent with the terms of this Agreement.  Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly agreed by mutual consent of Buyer and Seller.  Buyer and Seller both hereby acknowledge and agree that Escrow Agent shall hold and deliver the Earnest Money and all other deposits which may be made under this Agreement in accordance with the terms and conditions of this Agreement and that Escrow Agent shall be relieved of all liability and held harmless by both Seller and Buyer in the event Escrow Agent makes any disbursement of such monies in accordance with the terms and provisions of this Agreement.  Escrow Agent shall be relieved from any responsibility or liability and held harmless by both Buyer and Seller in connection with the discharge of Escrow Agent’s duties hereunder provided that Escrow Agent exercises ordinary and reasonable care in the discharge of such duties.

B.            The Earnest Money shall be placed in an interest-bearing account of a federally insured financial institution within two (2) days of receipt of Buyer’s federal tax identification number.  All interest earned on the Earnest Money shall belong to Buyer unless Buyer defaults, in which event all interest earned on the Earnest Money shall belong to Seller.

Escrow Agent shall not be responsible for any fluctuations in interest rate paid on the deposit(s) or for penalties for early withdrawal.

SECTION 14.       Default and Remedies; Indemnification.

A.            Seller’s Default.  If the sale and purchase of the Interests is not consummated because Seller defaults hereunder, then Buyer may, at its election and as its sole and exclusive alternate remedies, (i) terminate this Agreement and upon such termination, (a) receive a refund of the Earnest Money and (b) solely in the event of Seller’s willful default, payment to Buyer of all of its actual third party costs and expenses incurred in connection with this transaction; provided, however, that Seller’s liability for such actual third party costs and expenses shall in no event exceed $100,000,  (ii) seek specific performance of the Seller’s obligations hereunder or (iii) waive all claims on account of such default and proceed to Closing.  Election of one or more of the aforesaid remedies shall preclude an election of others.  A termination because of condemnation or casualty shall not be deemed a default by Seller hereunder.  Except as otherwise set forth in this Section 14 and notwithstanding any contrary provision contained herein, in no event shall Seller be liable to Buyer for damages arising out of a breach or alleged breach of this Agreement, including consequential, punitive, actual or special damages.

B.            Buyer’s Default.  If the sale and purchase of the Interests is not consummated because of Buyer’s default hereunder, the Escrow Agent shall (after first giving Buyer five (5) days prior written notice) pay over the Earnest Money to Seller, as Seller’s sole and exclusive remedy hereunder for such default of Buyer, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Buyer’s default.  Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages.  The right to receive and retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Buyer.

C.            Seller’s Indemnification.  To the extent not covered by insurance, Seller agrees to indemnify, to defend and to hold Buyer harmless from and against any and all losses, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys’ fees and expenses) incurred on account of any action, proceeding, demand or claim asserted by a third party (a “Third Party Claim”) relating to an event that occurred during the period of Seller’s ownership of the Companies and that is caused by Seller or any of the Companies, except for those liabilities or obligations assumed, waived or permitted by Buyer under this Agreement.

D.            Buyer’s Indemnification.  To the extent not covered by insurance, Buyer agrees to indemnify, to defend and to hold Seller harmless from and against any and all losses, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys’ fees and expenses) incurred on account of any Third Party Claim relating to an event that occurred during the period after Closing and that is caused by Buyer or any of the Companies.

E.             Defense of Third Party Claims.  Any person entitled to indemnification hereunder (an “Indemnified Party”) shall give prompt written notice to any person who is obligated to provide indemnification hereunder (an “Indemnifying Party”) of the commencement or assertion of any Third Party Claim in respect of which such Indemnified Party shall seek indemnification hereunder.  Any failure so to notify an Indemnifying Party shall not relieve such

Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 18 if the Indemnified Party can demonstrate that the failure to give such notice did not materially prejudice such Indemnifying Party.  The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Claim on such terms as it deems appropriate; provided, however, that:

(i)            The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Claim.

(ii)           The Indemnified Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgement of the validity of such Third Party Claim or any liability in respect thereof, which written approval will not be unreasonably withheld.

(iii)          The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgement of any Third Party Claim  (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party;  provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgement which would give rise to liability on the part of any Indemnifying Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

The parties hereto shall extend reasonable cooperation in connection with the defense of any Third Party Claim pursuant to this Section 14 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested.

F.             Survival.                The indemnification obligations set forth in this Section 14 shall survive the Closing for a period of one (1) year following Closing and if there is more than one closing, then with respect to each Interest and Property acquired, the representations contained herein shall survive for a period of 12 months from the date of the applicable Closing.

SECTION 15.       Warranties and Representations of Buyer.

Buyer hereby warrants and represents as of the Effective Date to, and covenants and agrees with, Seller as follows:

A.            Legal Capacity.  Buyer has full legal authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

B.            Power.  This Agreement and all other agreements, instruments and documents required to be executed or delivered by Buyer pursuant hereto have been or (if and when executed) will be duly executed and delivered by Buyer, and are or will be legal, valid and binding obligations of Buyer.  No governmental consents and permissions are required to be obtained by Buyer for the execution and performance of this Agreement and the other documents to be executed by Buyer hereunder.  The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which Buyer is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over Buyer.

C.            No Proceedings.   There is not now pending or, to Buyer’s knowledge, threatened, any action, suit or proceeding, legal, equitable or otherwise, before any court or governmental agency or body which might adversely affect Buyer’s ability to perform its obligations hereunder.

D.            Investment Representations.  Buyer (a) understands that the Interests have not been registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Interests solely for its own account for investment purposes, and not with a view to the distribution thereof, and (c) is an accredited investor pursuant to the definitions set forth in Regulation D promulgated under the Securities Act.

SECTION 16.       Warranties and Representations of Seller.

Seller represents, warrants and covenants to Buyer and agrees that, at and as of the date of this Agreement and at and as of the Closing Date, the following statements shall be true in all respects:

A.            Power.  To the extent applicable, each of the Companies has full power to own the Property and conduct the business presently being conducted by it.

B.            Authority Relative to this Agreement.  The execution, delivery and performance of this Agreement and the closing documents by Seller and the execution, delivery and performance by each individual and/or entity signing this Agreement on behalf of Seller, has been duly authorized and approved by all requisite action on the part of Seller, and this Agreement and such closing documents is or will be legal, valid and binding obligations of Seller.  No consents and permissions are required to be obtained by Seller for the execution and performance of this Agreement and the other documentation to be executed by Seller hereunder.  The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a beach of any of the terms or provisions of, or constitute a default under, an agreement or documents to which Seller is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over Seller.

C.            FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 (f)(3) of the Code.

D.            Seller’s Title.  Seller owns one hundred percent (100%) of the Interests of the Delaware Companies, and will transfer unencumbered ownership of such Interests to Buyer at Closing.   As of Closing, there will be no members of the Delaware Companies other than the Seller.  At Closing and except for the liens, restrictions and security interests related to the Indebtedness, Seller will transfer the Interests owned by it to Buyer free and clear of any restrictions on transfer, assignment or sale, liens, encumbrances, exceptions, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, liabilities, covenants, agreements and demands.  The Seller is not (and at Closing will not be) party to any voting trust, proxy, or other agreement or understanding with respect to the Interests (other than the Operating Agreements).

E.             Representations Regarding Property, the Companies and the Interests.

(i)            Each of the Companies is duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full power and authority to own the assets and properties owned by it, to lease the assets and properties held by it under lease, and to carry on the operation of its business as it is now being conducted by such Company including, if necessary, foreign qualification to do business in the State of Maryland.  The Operating Agreements for the Companies (the “Operating Agreements”) have not been modified, amended or changed in any way since the execution thereof, and the Operating Agreements listed on Schedule 9 constitute the entire operating agreements of the Companies. Seller shall not make or permit the Companies to make any modification of or amendment to the Operating Agreements after the Effective Date through and until the Closing Date. Seller is the sole member of the Delaware Companies and holds all of the Interests in the Companies free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.  Each applicable Delaware Company is the sole member of the applicable Maryland Company indicated on Schedule 1 and holds all of the membership in such Maryland Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.  All of the issued and outstanding Interests of each Delaware Company and all of the issued and outstanding interests of each Maryland Company have been duly authorized and are validly issued, fully paid and nonassessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts that could require any of the Seller or the Companies to sell, transfer, or otherwise dispose of any equity interest of any of the Companies or that could require any Company to issue, sell or otherwise cause to become outstanding any additional equity interests.  Except as disclosed in Schedule 10, and except for the Indebtedness and for those liabilities arising in the ordinary course of business which shall be satisfied on or before the Closing, the Companies, to the Seller’s Knowledge, have no liabilities (current or contingent, asserted or unasserted) of any nature except for the liabilities expressly described in this Agreement under the Permitted Exceptions and the Service Contracts, including, without limitation, no contract liabilities, tort liabilities or tax liabilities.

(ii)           To Seller’s Knowledge, there is no notice, judgment, writ, decree, injunction, or order entered in any action, suit, or proceeding, from any federal, state, county, municipal, or other governmental or quasi-governmental agency, department, board, commission, bureau, or other entity or instrumentality (each, a “Governmental Authority”) relating to or concerning the material violation of any applicable federal, state, county, municipal, or other governmental or quasi-governmental statute, law, ordinance, judgment, writ, decree, injunction, rule, ruling, regulation, restriction, or order (all of the foregoing being hereinafter collectively referred to as the “Legal Requirements”) affecting any of the Companies or the Property, or the construction, development, use, operation, maintenance, or management thereof, which violation has not been corrected.

(iii)          Except as set forth in Schedule 11, there is no action, suit, or other proceeding that is pending nor, to Seller’s Knowledge, is there any action, suit or proceeding pending, contemplated or threatened by or against Seller, any of the Companies or the Property.  The Companies are not contemplating either (i) the filing of a petition under any bankruptcy or insolvency laws (and Seller has no actual knowledge of any person contemplating the filing of any such petition against the Companies), or (ii) the liquidation of all or a major portion of the assets of the Companies except the sale of the Interests hereunder.

(iv)          Seller has delivered or made available to Buyer true, accurate, and complete copies of all the Service Contracts, such agreements being listed on Schedule 12 attached hereto. To Seller’s Knowledge, other than as expressly set forth in Schedule 12, there are no Service Contracts to which the Companies are a party that will be in effect as of the Closing Date that are not terminable within thirty (30) days without cause or penalty.

(v)           Except as set forth in Schedule 4, there are no leases, license agreements or other occupancy agreements (or any amendments or supplements thereto) now in effect with respect to the Real Property and Schedule 4 contains a list of all such leases, license agreements, amendments or supplements thereto.  Schedule 4 also includes a schedule of the Tenant Deposits, together with any interest that may be required under the Leases to be accrued thereon as of the Closing Date.  No more than five (5) days before Closing, Seller shall provide an updated list of the Leases, which, to Seller’s Knowledge shall be true and correct in all material respects as of the date thereof.

(vi)          Except as set forth in Schedule 13, all brokerage commissions, finder’s fees, and similar payments, however denominated, due or owing with respect to any Lease or otherwise with respect to the Property have been paid if due, and all such payments not yet due will be paid when due by Seller, either prior to or after the Closing Date; provided, however, that Seller shall in no event be liable or responsible for commissions, finder’s fees and similar payments relating to expansions or renewals of existing Leases which occur after the Closing Date.

(vii)         As of the Closing Date and except in connection with any Indebtedness remaining outstanding after Closing, no right or interest of Seller under any Lease will be assigned, mortgaged, hypothecated, or otherwise encumbered by or through Seller.

(viii)        Either the Maryland Companies or the Delaware Companies own fee simple title to the Real Property.

(ix)           The Companies are not delinquent in each of their obligations to file Federal, state and local income tax returns, and/or limited liability company annual or other filings in Delaware or Maryland, required to be filed by it, nor to pay Federal, State and local income taxes and/or limited liability company annual or other filing fees in Delaware or Maryland required to be paid by it.  To the extent such returns are required to be filed, Seller will cause final income tax returns for the Companies to be filed for the partial tax year ending on the Closing Date prior to delinquency, will pay all taxes due from it in connection or as shown on such filings prior to delinquency, and will provide a copy thereof to Buyer promptly after filing.  In addition, Seller will, prior to Closing, cause the Companies to file all applicable business tax returns, personal property tax returns and/or limited liability company filings in Delaware and Maryland that are then required to be filed (e.g., for all tax reporting periods that are “closed” as of the Closing Date) even if the date of delinquency for such tax filings would not occur until after the Closing Date, and will pay all taxes and/or fees due in connection with or as shown on such filings.

(x)            Except with respect to issues (a) disclosed in any environmental report(s) furnished to Buyer by the Companies, or otherwise obtained by Buyer during the Due Diligence Period (collectively, the “Phase I Report”), or (b) otherwise disclosed by the Companies to Buyer in writing during the Due Diligence Period, to Seller’s Knowledge, no Hazardous Materials are located upon or within the Property.  The term “Hazardous Materials” shall mean:  (A) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and related regulations; (B) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and related regulations; (C) oil petroleum products and their byproducts; (D) any hazardous levels of radon gas; (E) polychlorinated biphenyls (PCBs); (F) flammable explosives; and (G) radioactive materials.  Seller has not received a summons, citation, directive, notice, complaint or other written communication from the United States Environmental Protection Agency or the Maryland Environmental Service or other governmental authority concerning any alleged violation of any environmental law or rule or regulation at the Property.

(xi)           To Seller’s Knowledge, Schedule 14 contains true, correct and complete state and federal tax returns of the Companies for 2002, if any.

(xii)          Since its formation and through the Effective Date, the Companies have no employees and/or employment agreements or understandings (whether written or verbal) with any person, nor are the Companies party to any union contract or collective bargaining agreement.

(xiii)         The Companies own no assets other than the applicable Property and their sole business purpose is the ownership, operation and management of the applicable Property.

(xiv)        All payments due on the Loan Documents are current through the date of this Agreement; to Seller’s Knowledge, no default exists under the Loan Documents; there are no side letters or other agreements relating to the Loan Documents that are not referenced in Schedule 6; and the following amounts, as of the December 31, 2003, are held in escrow for taxes, insurance, tenant improvements and leasing commissions under the Loan Documents by the lender thereunder or an agent for such lender:

(a)           for Explorer Indebtedness:  taxes - $0, insurance -  $0, t/i and leasing commissions -  $0;

(b)           for Explorer III Indebtedness:  taxes - $23,653.00, insurance - $28,157.00, t/i and leasing commissions -  $28,765.00; and

(c)           for Red Cedar Indebtedness:  taxes - $37,157.00, insurance - $30,324.00, t/i and leasing commissions -  $134,184.00.

F.             Survival; Incorrect Representation or Warranty; Liability of Seller.  The above representations and warranties shall be true and correct both as of the date of this Agreement and at Closing but shall survive the Closing for a period of twelve (12) months only and if there is more than one closing, then with respect to each Interest and Property acquired, the representations contained herein shall survive for a period of 12 months from the date of the applicable Closing.  Seller shall not cause any of the foregoing representations and warranties to become incorrect in any material and adverse respect.  If subsequent to the date hereof and on or before the Closing Date, Seller or Buyer has knowledge that any of the representations and warranties set forth herein have become incorrect in any material and adverse respect, then the party learning of such incorrect representation or warranty shall promptly notify, in writing, the other party of such incorrect representation or warranty.  If such materially incorrect representation or warranty resulted from the intentional acts of Seller in violation of the terms of this Agreement, then Seller shall promptly correct same.  In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is not beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 11(a)(iv); if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; such certificate shall be subject to the limitations set forth in this Section 16.

Notwithstanding any contrary provision contained herein, Seller’s liability under this Agreement for a breach of a representation or warranty made by Seller in this Agreement shall in no event exceed $1,500,000.00 (the “Cap”) and (ii) Seller shall not have any liability for a breach of a representation or warranty made by Seller in this Agreement unless and until the aggregate amount of loss, damage, liability or cost incurred by Buyer as a result of such incorrect representation or warranty exceeds $10,000.00 in the aggregate, in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap.

D.            Disclaimer and Release.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 16, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE INTERESTS AND THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE INTERESTS OR THE PROPERTY, ANY LIABILITIES OR ASSETS OF THE COMPANIES, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES OR USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OF MATERIAL, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS OR (I) ANY OTHER MATTER WITH RESPECT TO THE INTERESTS, THE PROPERTY, THE LEASES OR THE COMPANIES.  ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE INTERESTS, THE PROPERTY, THE COMPANIES, THE LEASES OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID AND BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND TO PERFORM DUE DILIGENCE WITH RESPECT TO THE INTERESTS AND THE COMPANIES, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND BUYER AGREES TO ACCEPT THE PROPERTY AND THE COMPANIES AT THE CLOSING AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR THE COMPANIES.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH

RESPECT TO THE PROPERTY OR THE COMPANIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATION AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 16, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF OR THE COMPANIES, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE INTERESTS AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS.  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE INTERESTS ARE BEING SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.  THE PROVISIONS OF THIS SECTION 16 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

WITHOUT LIMITING THE PROVISIONS OF THE PRIOR PARAGRAPH AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, EMPLOYEES AND CONTRACTORS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, RULE OR ORDINANCE RELATING TO LIABILITY OF PROPERTY OWNERS FOR ENVIRONMENTAL MATTERS, WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE.  THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY

ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

THE RELEASE SET FORTH IN THE PRIOR PARAGRAPH DOES NOT APPLY TO THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING.

COPT ACQUISITIONS, INC.

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President

SECTION 17.       Risk of Loss.

Seller shall maintain the Property between the Effective Date and the date of Closing in the same condition as it existed as of the Effective Date, ordinary wear and tear excepted.  Notwithstanding the foregoing, in the event of any damage or other casualty to the Property (i) exceeding the sum of $6,515,000.00 in repair costs, (ii) reasonably estimated to take more than 120 days to repair prior to Closing or (iii) resulting in the termination of any of the Leases by the tenant thereunder, Seller shall immediately give notice of the same to Buyer, and Buyer shall be entitled to cancel this Agreement or close hereunder without any reduction in the Purchase Price, except that Seller shall assign without recourse or warranty to Buyer any insurance proceeds payable to Seller with respect to such damage or casualty, together with payment or credit to Buyer of the amount of any deductible or other self-insured amount.  In the event Buyer cancels this Agreement due to such damage or casualty, the Earnest Money and any other deposit(s) made by Buyer together with any interest earned thereon shall be refunded to Buyer.  For any damage or other casualty to the Property prior to Closing for which repair costs equal or are less than $6,515,000.00, Seller shall assign without recourse or warranty to Buyer any insurance proceeds payable to Seller with respect to such damage or casualty, together with payment or credit to Buyer of the amount of any deductible or other self-insured amount.

SECTION 18.       Condemnation.

(a)           Immaterial Taking.  If any part of the Property shall be taken by exercise of the power of eminent domain after the date of this Agreement that does not materially (i) interfere with the use of the Property for the purposes for which it is currently used; (ii) interfere with access to the Premises; or (iii) reduce the value of the Property, in Buyer’s reasonable judgment by more than $6,515,000.00, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price.  Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller, including attorney’s fees of collecting the same.  Seller shall promptly furnish Buyer with a copy of the declaration of taking promptly after Seller’s receipt thereof.

(b)           Material Taking.  If any taking of a portion of the Property materially (i) interferes with the use of the Property for the purposes for which it is currently used; (ii) interferes with access to the Property; or (iii) reduce the value of the Premises, in Buyer’s reasonable judgment by more than $6,515,000.00, Buyer may terminate this Agreement, by written notice to Seller within ten (10) days after Buyer’s receipt of Seller’s notice to Buyer of such a taking.  Upon the giving of such termination notice, the Earnest Money shall be returned to Buyer and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement.  If Buyer does not timely give notice of termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement.

SECTION 19.       Notice.

All notices required or allowed by this Agreement shall be delivered in person, by third party courier (including an overnight courier service such as Federal Express), by facsimile (with a copy of such notice also given by one of the other methods prescribed herein) or by certified mail, return receipt requested, postage prepaid, addressed to the party or person to whom notice is to be given at the following addresses:

To Seller:	Great Mills, L.L.C.
c/o Faison Capital Advisors
2550 Interstate Tower
121 West Trade Street
Charlotte, North Carolina 28202
Attn: John B. Detwiler/Edward M. Cherry
Fax No. 704-972-2699

With a copy to:	Moore & Van Allen, PLLC
100 N. Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003
Attn: Jeffrey W. Glenney, Esq.
Fax No. 704-331-1159

To Buyer:	COPT Acquisitions, Inc.
8815 Centre Park Drive, Suite 400
Columbia, MD 21045-2272
Attn: General Counsel
Fax No. 410-740-1174

To Escrow Agent	Anchor Title Company
10715 Charter Drive, Suite 100
Columbia, Maryland 21044
Attn: M. Charlotte Powel, President
Fax No. 410-730-7642

Any notice or other communication sent pursuant to personal delivery or by facsimile shall be deemed received upon such personal service or upon dispatch by electronic means, if sent pursuant to certified mail, shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to overnight courier shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service. The addresses for the purpose of this paragraph may be changed by giving notice as provided herein; provided, however, that unless and until such written notice is actually received, the last address stated herein shall be deemed to continue in effect for all purposes hereunder.  Any notice hereunder may be given by a party’s attorney or other authorized representative.

SECTION 20.       Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the Property described herein.  This Agreement may not be amended or modified orally.  All understandings and agreements heretofore between the parties with respect to the Property are merged in this Agreement which alone fully and completely expresses their understanding.  Handwritten provisions shall supersede typewritten provisions.

SECTION 21.       No Waiver.

No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

SECTION 22.       Amendments.

This Agreement may not be amended, modified, altered or changed in any respect whatsoever except by further agreement in writing duly executed by the parties hereto.

SECTION 23.       Captions.

The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereto.

SECTION 24.       Assignment.

Seller shall not have the right to assign this Agreement without the prior written consent of the Buyer, which consent may be withheld in the Buyer’s sole discretion.  Except for an assignment to an entity of which Buyer or Corporate Office Properties, L.P. has an equity interest of 10% or more, Buyer shall not have the right to assign this Agreement without the prior written consent of the Seller, which consent may be withheld in the Seller’s sole discretion.

SECTION 25.       Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

SECTION 26.       Time.

Time is of the essence with respect to all matters contained herein.  Whenever any time period is to be computed hereunder, the day from which the period shall run is not to be included, and any period ending on a Saturday, Sunday or legal holiday will be extended to the next business day.

SECTION 27.       Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties.

SECTION 28.       Validity.

In the event any term or provision of this Agreement is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Agreement shall remain in full force and effect.

SECTION 29.       No Recordation.

Neither this Agreement nor any notice or memorandum thereof shall be recorded in the public records of any jurisdiction.

SECTION 30.       Miscellaneous.

Whenever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall included all genders.

SECTION 31.       Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

SECTION 32.       Attorney’s Fees.

If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall be reimbursed by the other party hereto for all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.  As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney performing such service.

SECTION 33.       Termination of Agreement.

It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for any breach or default hereto occurring and such obligations as are specifically stated herein to survive the termination of this Agreement.

SECTION 34.       Further Assurances.

Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property.  The provisions of this Section 34 shall survive Closing.

SECTION 35.       Confidentiality.

Seller and Buyer agree that (i) the existence of this Agreement, (ii) the terms and provisions of this Agreement and (iii) all information disclosed to or uncovered by Buyer relating to the Property (the information referred to in clauses (i), (ii) and (iii) shall collectively be called the “Confidential Information”) shall remain confidential and shall not be disclosed by either party or either of such parties’ representatives without the written consent of the other party, which consent may be withheld in the sole discretion of such party.  “Representatives” shall mean a party’s agents, employees, and advisors (including financial advisors, counsel and accountants) which have a need to know Confidential Information in order to facilitate this transaction.  The Confidential Information shall not include (a) information currently available to the public or which becomes available to the public other than as a result of a disclosure prohibited hereby, (b) information available prior to disclosure pursuant to this Agreement, and (c) information that becomes available from a party who is not bound by a confidentiality agreement or is otherwise not under an obligation of confidentiality with respect to such information.  Nothing herein shall require that the Confidential Information be kept confidential in violation of any applicable law or prohibit the dissemination of the Confidential Information to a party’s representatives upon the condition of confidentiality.  Seller and Buyer agree that, after Closing, the disclosure of the sale of the Property and the identity of Buyer shall be permitted.  The provisions of this Section 35 shall survive the Closing or the termination of this Agreement.

Notwithstanding the foregoing, Seller acknowledges that Buyer is affiliated with a publicly-held corporation, the securities of which are traded on a national securities exchange.  Seller further acknowledges that Buyer and that affiliate may be required by applicable law to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof, and Seller agrees not to unreasonably withhold its consent to any such press release and consents to all additional statements and disclosures Buyer may required to make by applicable law.

SECTION 36.       Limitation of Seller’s Liability.

Notwithstanding any contrary provision contained herein, except with respect to the indemnity obligations set forth in this Agreement, (i) the liability of Seller hereunder (whether for a breach of this Agreement prior to closing, a breach of a representation or warranty, or otherwise) shall in no event exceed the interest of Seller in the Property and any judgments rendered against Seller shall be satisfied solely out of the amount of the proceeds of the sale of its interest in the Property and (ii) no member, manager, employee, director, or officer of Seller or Faison & Associates, Inc. shall have any personal liability related to or arising under this Agreement.  It is understood and agreed that in no event shall Buyer or any person claiming by, through or under Buyer have the right prior to closing to levy execution against any property of Seller (or any member, employee, director or officer of Seller) other than the interest of Seller in the Property.  The provisions of this Section 36 shall survive Closing.

SECTION 37.       1031 Exchanges.

(a)           Buyer hereby acknowledges that Seller may utilize the tax laws of the United States, as promulgated and enforced by the Internal Revenue Service, to later effect a “like kind” tax deferred exchange under Internal Revenue Code (I.R.C.) Section 1031 in order to reduce, mitigate or otherwise defer the tax liability to Seller as a consequence of the sale and acquisition contemplated hereby.  Buyer agrees to cooperate with Seller, and at the instruction of tax counsel of Seller, to assist in the accomplishment of any such tax planning and 1031 “like kind” exchange; provided, however, (i) Buyer shall not be required to acquire or take title to any exchange property, (ii) Buyer shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs including attorneys’ fees incurred with respect to the exchange, (iii) Seller shall not be released from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as the obligations of a principal and not of a surety or guarantor, (iv) Seller shall give Buyer at least five (5) days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, (v) Seller shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required by the exchange, at its sole cost and expense, (vi) Seller shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and Seller shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction, and (vii) the election to effect such an exchange shall not delay or postpone the Closing of the transaction as defined herein.  In connection with any “like kind” exchange, Buyer agrees that Seller’s rights, interests and obligations under this Agreement may be assigned to a “qualified intermediary” as such term is defined in the regulations issued under Internal Revenue Code Section 1031; provided, however, any such assignment shall not release Seller from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as obligations of a principal and not a surety or guarantor.

(b)           Seller hereby acknowledges that Buyer may utilize the tax laws of the United States, as promulgated and enforced by the Internal Revenue Service, to later effect a “like kind” tax deferred exchange under Internal Revenue Code (I.R.C.) Section 1031 in order to reduce, mitigate or otherwise defer the tax liability to Buyer as a consequence of the sale and acquisition contemplated hereby.  Seller agrees to cooperate with Buyer, and at the instruction of tax counsel of Buyer, to assist in the accomplishment of any such tax planning and 1031 “like kind” exchange; provided, however, (i) Seller shall not be required to acquire or take title to any exchange property, (ii) Seller shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs including attorneys’ fees incurred with respect to the exchange, (iii) Buyer shall not be released from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as the obligations of a principal and not of a surety or guarantor, (iv) Buyer shall give Seller at least five (5) days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, (v) Buyer shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required by the exchange, at its sole cost and expense, (vi) Buyer shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and Buyer shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction, and (vii) the election to effect such an exchange shall not delay or postpone the Closing of the transaction as defined herein.  In connection with any “like kind” exchange, Seller agrees that Buyer’s rights, interests and obligations under this Agreement may be assigned to a “qualified intermediary” as such term is defined in the regulations issued under Internal Revenue Code Section 1031; provided, however, any such assignment shall not release Buyer from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as obligations of a principal and not a surety or guarantor.

SECTION 38.       SEC Reporting Requirements.

For the period commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide Buyer and its representatives, with (i) all financial, leasing and other information pertaining to the period of Seller’s ownership of the Interests and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer’s outside, third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements and to conduct audits of such financial statements in accordance with generally accepted auditing standards, such that Buyer shall be in compliance with any or all of (a) Rule 3-05 (but only to the extent such Rule 3-05 references Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”)) and Rule 3-14 of Regulation S-X of the Commission, as applicable; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants to render an opinion concerning Seller’s financial statements.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates specified below.

BUYER:

COPT ACQUISITIONS, INC.

By:		/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:		Executive Vice President

SELLER:

GREAT MILLS, L.L.C.

By:	Faison & Associates, LLC, its Manager

	By:	/s/ John B. Detwiler
John B. Detwiler, Vice President

JOINDER

The undersigned, Great Mills I, L.L.C., a Delaware limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in this Agreement and to its duties and obligations as otherwise set forth in this Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

Great Mills I, L.L.C., a Delaware limited liability company

By:	Faison & Associates, LLC, its Manager

	By:	/s/ John B. Detwiler
John B. Detwiler, Vice President

The undersigned, Great Mills III, L.L.C., a Delaware limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in this Agreement and to its duties and obligations as otherwise set forth in this Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

Great Mills III, L.L.C., a Delaware limited liability company

By:	Faison & Associates, LLC, its Manager

	By:	/s/ John B. Detwiler
John B. Detwiler, Vice President

The undersigned, Great Mills IV, L.L.C., a Delaware limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in this Agreement and to its duties and obligations as otherwise set forth in this Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

Great Mills IV, L.L.C., a Delaware limited liability company

By:	Faison & Associates, LLC, its Manager

	By:	/s/ John B. Detwiler
John B. Detwiler, Vice President

The undersigned, Great Mills V, L.L.C., a Delaware limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in this Agreement and to its duties and obligations as otherwise set forth in this Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

Great Mills V, L.L.C., a Delaware limited liability company

By:	Faison & Associates, LLC, its Manager

	By:	/s/ John B. Detwiler
John B. Detwiler, Vice President

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2

LIST OF EXHIBITS

Schedule 1 – Companies

Schedule 2 – Excluded Property

Schedule 3 – Interests

Schedule 4 – Leases

Schedule 5 – Real Property

Schedule 6 – Indebtedness

Schedule 7 – Due Diligence Items

Schedule 8 – New Agreements for which Seller pays TI and Commissions

Schedule 9 – Operating Agreements

Schedule 10 – Liabilities of Companies

Schedule 11 – Pending Litigation

Schedule 12 – Service Contracts

Schedule 13 – Broker Commissions

Schedule 14 – Taxes

Schedule 15 – Allocation of Values for Certain Property

Exhibit A – Form of Assignment

Exhibit B – Form of Estoppel Certificate

Exhibit C – Form of Tenant Notice Letter

Exhibit D – Form of Certificate of Representations and Warranties

Escrow Agent executes this Agreement for the sole purpose of evidencing its agreement to the matters set forth in Section 13 hereof.

ESCROW AGENT:

ANCHOR TITLE COMPANY

By:	/s/	M. Charlotte Powel
Name:		M. Charlotte Powel
Title:		President

Schedule 5

Real Property

All of the following real property located in St. Mary’s County, Maryland:

The real properties are owned by the following entities:

Red Cedar, L.L.C.

Being all of Plat 7, Lot 12, Wildewood Tech Park located at 4425 Pecan Court, being further described as tax #08-10952-4 and tax id 06;34;650.

Third Exploration, L.L.C.

Being all of Parcel D, Route 235 Exploration located at 22300 Exploration Drive, being further described as tax #08-06597-7 and tax id 08;43;173.

Great Mills IV, L.L.C.

Being all of Parcel 500-A, Route 235 Exploration located at 22309 Exploration Drive, being further described as tax #08-00539-7 and tax id 08;43;371.

Being all of Parcel E, Route 235 Exploration located at 22309 Exploration Drive, being further described as tax #08-12357-8 and tax id 08;43;547.

Great Mills V, L.L.C.

Being all of Parcel 2, Wildewood Tech Park located at 22535 Cottonwood Parkway, being further described as tax #06-04512-8 and tax id 08;34;572.

Being all of Lot 9, Wildewood Tech Park, located at 44408 Pecan Court, being further described as tax #08-08334-01 and tax id 08;34;576.

Being all of Plat 4, Lot 500-8, Wildewood Tech Park, located at 44414 Pecan Court, being further described as tax #08-08239-1 and tax id 08;34;576.

Being all of Plat 7, Lot 10, Wildewood Tech Park located at 4417 Pecan Court, being further described as tax #08-10951-6 and tax id 08;34;650.

Being all of Plat 46/85, Parcel B, Expedition Park located at 46579 Expedition Drive, being further described as tax #08-13495-2 and tax id 08;43;47.

Being all of Plat 46/85, Parcel C, Expedition Office Park, being further described as tax #08-13494-4 and tax id 08;43;57.

Being all of Plat 46/85, Parcel D, Expedition Office Park, being further described as tax #08-13493-6 and tax id 08;43;57.

Being all of Development Envelop B, Expedition Park, as shown on a plat of a subdivision entitled “Simplified Resubdivision Plat of Expedition Park — Plat Book E.W.A. 46/85.”

Fourth Exploration, L.L.C.

Being all of Parcel A, Exploration IV located at 22299 Exploration Drive, being further described as tax id #08-12808-1 and tax id 08;43;553.

Being all of Development Envelope B in the subdivision known as “Exploration IV, V and VI” per plat which is recorded among the land records of St. Mary’s County, Maryland in Plat Book EWA 44, Page 89 and being in the eighth election district of said county.

Fifth Exploration, L.L.C.

Being all of Parcel B, Exploration V located at 22289 Exploration drive, and being further described as tax #08-12810-3 and tax id 09;43;553.

Schedule 6

Indebtedness

1.     That certain Promissory Note between Column Financial, Inc., a Delaware corporation, and Third Exploration L.L.C., a Maryland limited liability company, dated July 31, 1997, in the original principal amount of $3,250,000.00 and assigned to LaSalle Bank National Association (f/k/a LaSalle National Bank), which note is secured by that certain Deed of Trust and Security Agreement dated July 31, 1997, and recorded in Liber 1179, Folio 582, records of St. Mary’s County, Maryland, and encumbers property in St. Mary’s County, Maryland, and that certain Assignment of Leases and Rents dated July 31, 1997, recorded in Liber 1180, Folio 1 of aforesaid records.

2.     That certain Promissory Note between Column Financial, Inc., a Delaware corporation, and Red Cedar L.L.C., a Maryland limited liability company, dated October 3, 1997, in the original principal amount of $4,400,000.00 and assigned to Norwest Bank Minnesota, a National Association, which note is secured by that certain Deed of Trust and Security Agreement dated October 3, 1997, and recorded in Liber 1203, Folio 234, records of St. Mary’s County, Maryland, and encumbers property in St. Mary’s County, Maryland, and that certain Assignment of Leases and Rents dated as of October 3, 1997, recorded in Liber 1203, Folio 298 of aforesaid records.

3.     That certain Supplement to and Amendment and Restatement of Promissory Note between Riggs Bank N.A. and Great Mills IV, L.L.C., a Delaware limited liability company (formerly known as Exploration Partners), dated June 26, 1997, in the original principal amount of $5,900,000, which note is secured by that certain Supplement to and Amendment and Restatement of Deed of Trust, Security Agreement, and Assignment of Leases and Rents and Deed to Appoint Substitute Trustees dated June 26, 1997, and recorded in Liber 1170, Folio 324 and encumbers property in St. Mary’s County, Maryland.